FactSet Research Systems Inc. 601 Merritt 7 Norwalk, Connecticut 06851 203.810.1000 / 203.810.1001 Fax	Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	Contact: Rachel Stern FactSet Research Systems Inc. 203.810.1000

FactSet Research Systems Ends the Second Quarter of Fiscal 2011 with an 11% Rise in Annual Subscription Value

NORWALK, Conn., March 15, 2011 — FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ: FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the second quarter of fiscal 2011.

For the quarter ended February 28, 2011 revenues increased to $177.6 million, up 13% compared to the prior year. Operating income for the second quarter rose to $58.1 million from $54.5 million in the same period of fiscal 2010. Net income advanced to $45.3 million as compared to $36.1 million a year ago. Diluted earnings per share increased to $0.95, up 27% from $0.75 in the same period of fiscal 2010. Included in this quarter’s results were income tax benefits of $0.10 per diluted share or $4.9 million from the reenactment of the U.S. Federal R&D credit. In addition, a pre-tax charge of $2.5 million or $0.04 per diluted share was recorded in the quarter related to an increase in the estimated number of performance-based stock options that will be eligible to vest in August 2011.

GAAP financial measures including operating income, net income and diluted earnings per share have been adjusted to report non-GAAP financial measures that exclude the $4.9 million of income tax benefits and the $2.5 million incremental charge related to performance-based options. Non-GAAP operating income for the quarter was $60.5 million, up 11%. Non-GAAP net income advanced 16% to $42.0 million and non-GAAP diluted earnings per share increased 19% to $0.89.

A reconciliation between GAAP and non-GAAP financial measures is presented on page 8 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)

	Three Months Ended February 28,			Six Months Ended February 28,
(In thousands, except per share data)	2011	2010	Change	2011	2010	Change
Revenues	$177,635	$157,281	12.9%	$350,924	$312,524	12.3%
Operating income	58,093	54,473	6.6%	117,522	108,520	8.3%
Other income	132	151	(12.6)%	257	389	(33.9)%
Provision for income taxes	12,971	18,505	(29.9)%	30,924	36,647	(15.6)%
Net income	$45,254	$36,119	25.3%	$86,855	$72,262	20.2%
Diluted earnings per share	$0.95	$0.75	26.7%	$1.83	$1.48	23.6%
Diluted weighted average shares	47,427	48,066		47,495	48,704

“We’re pleased with our second quarter results and our record of delivering strong performance. It reflects the consistency of our subscription business model and our continued focus on enhancing long-term shareholder value” says Philip A. Hadley, Chairman and Chief Executive Officer. “We continue to experience ASV, user count and client growth due to momentum across our products and geographies.”

Annual Subscription Value (“ASV”)

ASV advanced $27.9 million organically during the quarter. ASV was $723 million at February 28, 2011, up 11% organically over the prior year. Of this total, 82% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research. ASV drivers during the quarter were expanded deployment of proprietary data, growth in the number of clients and users, purchases of advanced applications, a reduction in cancelation rates, and a price increase of $9 million for the Company’s U.S. investment management clients. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Second Quarter of Fiscal 2011

•	ASV from U.S. operations was $496 million and $227 million related to international operations.

•	U.S. revenues, including Market Metrics, were $121.5 million, up 14% from the year ago quarter.

•	Non-U.S. revenues rose 11% to $56.1 million as compared to the same period in fiscal 2010.

•	Non-GAAP operating margin, which excludes the incremental charge related to performance-based options was 34.1%.

•	Free cash flow generated over the last twelve months was $186 million. Quarterly free cash flow was $42.9 million.

•	Cash and investments in marketable securities were $203 million at February 28, 2011.

•	Accounts receivable increased $2 million over the last 12 months while ASV is up $72 million over the same period.

•	Non-GAAP operating income was up 11% compared to the prior year.

•	Non-GAAP diluted EPS advanced 19% to $0.89 per diluted share.

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The effective tax rate for the second quarter was 22.3% as compared to 33.9% a year ago. Excluding the $4.9 million of income tax benefits from the reenactment of the R&D credit, the effective tax rate for the second quarter was 30.7%.

Operational Highlights – Second Quarter of Fiscal 2011

•	Professionals using FactSet increased to 44,800, up 1,200 users over the past three months.

•	Client count was 2,161 at February 28, a net increase of 38 clients during the quarter.

•	Annual client retention rate was greater than 95% of ASV and 90% of clients.

•	Employee count rose by 309 in the last three months to 4,768, an increase of 39% compared to a year ago.

•	FactSet was named one of Fortune’s “100 Best Companies to Work For,” marking the Company’s third appearance on the list in the last four years.

•	The Company’s global presence expanded with the opening of a Dubai office in December 2010, joining FactSet’s network of 24 offices around the world.

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Capital expenditures were $6.1 million, net of landlord contributions for construction of $1.4 million. Approximately $4.9 million or 80% of capital expenditures were for computer equipment and the remainder for office expansions.

•	A regular quarterly dividend of $10.6 million or $0.23 per share was paid on March 15, 2011, to common stockholders of record as of February 28, 2011.

•	The Company repurchased 506,706 shares for $49.0 million during the second quarter. At February 28, 2011, $84 million remains authorized for future repurchases.

•	Common shares outstanding at February 28, 2011 were 46.1 million.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of March 15, 2011. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Third Quarter Fiscal 2011 Expectations

•	Revenues are expected to range between $181 million and $184 million.

•	EPS should range between $0.90 and $0.92.

Full Year Fiscal 2011

•	The 2011 guidance for capital expenditures, net of landlord contributions remains at $22 million to $28 million.

•	The projected recurring annual effective tax rate is 31.0%.

Conference Call

The Company will host a conference call today, March 15, 2011, at 11:00 a.m. (EDT) to review the second quarter fiscal 2011 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking statements

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Non-GAAP Financial Measures

Financial measures in accordance with generally accepted accounting principles (“GAAP”) including operating income, operating margin, net income and diluted earnings per share have been adjusted to report non-GAAP financial measures. These measures exclude a charge of $2.5 million related to an increase in the estimated number of performance-based stock options that will be eligible to vest in August 2011 and $4.9 million of income tax benefits related to the reenactment of the U.S. Federal R&D credit in December 2010. The charge related to stock-based compensation reduced GAAP operating income by $2.5 million, GAAP diluted earnings per share by $0.04 and GAAP operating margin by 140 basis points. The income tax benefits reduced the Company’s effective tax rate from 30.7% to 22.3% in the second quarter. Together, the stock-based compensation charge and income tax benefits, increased GAAP net income by $3.2 million and GAAP diluted EPS by $0.06 per share. Non-GAAP operating income for the quarter was $60.5 million, up 11%. Non-GAAP net income advanced 16% to $42.0 million and non-GAAP diluted earnings per share increased 19% to $0.89.

FactSet uses these non-GAAP financial measures, both in presenting its results to shareholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables on page 8 of this release captioned “Reconciliation of GAAP and non-GAAP Financial Measures.”

About Non-GAAP Free Cash Flow

The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed second quarter was $50.3 million of net cash provided by operations and $7.4 million of capital expenditures. Non-GAAP free cash flow is not intended as an alternative measure of cash flows provided by operating activities, as determined in accordance with GAAP in the U.S. FactSet uses this financial measure, both in presenting its results to shareholders and the investment community, and in the Company’s internal evaluation and management of the businesses. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from twenty-four locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Milan, Amsterdam, Dubai, Tokyo, Hong Kong, Mumbai and Sydney.

FactSet Research Systems Inc.

Consolidated Statements of Income - Unaudited

	Three Months Ended February 28,		Six Months Ended February 28,
(In thousands, except per share data)	2011	2010	2011	2010
Revenues	$177,635	$157,281	$350,924	$312,524

Operating expenses
Cost of services	60,137	50,870	116,922	101,277
Selling, general and administrative	59,405	51,938	116,480	102,727

Total operating expenses	119,542	102,808	233,402	204,004

Operating income	58,093	54,473	117,522	108,520
Other income	132	151	257	389

Income before income taxes	58,225	54,624	117,779	108,909

Provision for income taxes	12,971	18,505	30,924	36,647

Net income	$45,254	$36,119	$86,855	$72,262

Diluted earnings per common share	$0.95	$0.75	$1.83	$1.48

Weighted average common shares (Diluted)	47,427	48,066	47,495	48,704

FactSet Research Systems Inc.

Consolidated Statements of Financial Condition - Unaudited

(In thousands)	February 28, 2011	August 31, 2010
ASSETS
Cash and cash equivalents	$203,105	$195,741
Accounts receivable, net of reserves	70,501	59,693
Deferred taxes	4,300	2,812
Prepaid taxes	9,282	—
Other current assets	11,264	6,899

Total current assets	298,452	265,145
Property, equipment, and leasehold improvements, net	81,336	79,495
Goodwill	226,924	221,991
Intangible assets, net	49,980	52,179
Deferred taxes	19,448	19,601
Other assets	6,930	6,197

Total assets	$683,070	$644,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$23,580	$23,976
Accrued compensation	29,336	48,607
Deferred fees	27,799	25,034
Taxes payable	—	1,073
Dividends payable	10,612	10,586

Total current liabilities	91,327	109,276
Deferred taxes	3,808	3,731
Taxes payable	7,459	7,346
Deferred rent and other non-current liabilities	22,289	21,849

Total liabilities	$124,883	$142,202

Stockholders’ Equity
Common stock	$611	$601
Additional paid-in capital	395,836	344,144
Treasury stock, at cost	(682,943)	(607,798)
Retained earnings	852,428	786,844
Accumulated other comprehensive loss	(7,745)	(21,385)

Total stockholders’ equity	558,187	502,406

Total liabilities and stockholders’ equity	$683,070	$644,608

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

	Six Months Ended February 28,
(In thousands)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$86,855	$72,262
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,758	18,211
Stock-based compensation expense	10,377	6,097
Deferred income taxes	(1,275)	(3,429)
Gain on sale of assets	(4)	(117)
Tax benefits from share-based payment arrangements	(12,919)	(18,847)
Changes in assets and liabilities
Accounts receivable, net of reserves	(10,808)	(5,339)
Accounts payable and accrued expenses	(658)	(1,428)
Accrued compensation	(19,853)	(15,087)
Deferred fees	2,765	(3,236)
Taxes payable, net of prepaid taxes	2,849	18,762
Prepaid expenses and other assets	(4,743)	2,447
Landlord contributions	1,354	483
Other working capital accounts, net	(217)	(646)

Net cash provided by operating activities	72,481	70,133

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, equipment and leasehold improvements	(15,433)	(9,051)

Net cash used in investing activities	(15,433)	(9,051)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(21,110)	(18,642)
Repurchase of common stock	(75,145)	(107,107)
Proceeds from employee stock plans	27,961	38,311
Tax benefits from share-based payment arrangements	12,919	18,847

Net cash used in financing activities	(55,375)	(68,591)
Effect of exchange rate changes on cash and cash equivalents	5,691	(4,216)

Net increase (decrease) in cash and cash equivalents	7,364	(11,725)
Cash and cash equivalents at beginning of period	195,741	216,320

Cash and cash equivalents at end of period	$203,105	$204,595

Reconciliation of GAAP and non-GAAP Financial Measures

GAAP operating income, operating margin, net income and diluted earnings per share have been adjusted to exclude an incremental $2.5 million of stock-based compensation from a favorable change in the expected outcome of performance-based stock options and income tax benefits of $4.9 million related to the reenactment of the U.S. Federal R&D credit in December 2010. FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its financial results and that investors may benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended			Six Months Ended
(In thousands, except per share data)	Feb 28, 2011	Feb 28, 2010	Change	Feb 28, 2011	Feb 28, 2010	Change
GAAP Operating income	$58,093	$54,473	6.6%	$117,522	$108,520	8.3%
Incremental stock-based compensation (a)	2,451	—		2,451	—

Non-GAAP Operating income	$60,544	$54,473	11.1%	$119,973	$108,520	10.6%
Non-GAAP Operating margin	34.1%	34.6%		34.2%	34.7%

GAAP Net income	$45,254	$36,119	25.3%	$86,855	$72,262	20.2%
Incremental stock-based compensation, net of tax (a)	1,692	—		1,692	—
Income tax benefits from U.S. Federal R&D credit (b)	(4,912)	—		(4,912)	—

Non-GAAP Net income	$42,034	$36,119	16.4%	$83,635	$72,262	15.7%

Non-GAAP Diluted earnings per common share	$0.89	$0.75	18.7%	$1.76	$1.48	18.9%
Weighted average common shares (Diluted)	47,427	48,066		47,495	48,704

(a)	To add-back incremental stock-based compensation related to an increase in expense from performance-based options. During the second quarter, FactSet estimated that it was probable the Company would achieve ASV and diluted earnings per share growth of at least 8% on a compounded annual basis for the two years ended August 31, 2011. This revised estimate reflects a higher performance level than previously estimated and accordingly, increased the number of options that are estimated to vest at the end of fiscal 2011. This change in estimate reduced diluted earnings per share by $0.04 and decreased the operating margin by 140 basis points from 34.1% to 32.7%. Refer to footnote 12 in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on January 10, 2011 for further information regarding performance-based options.

(b)	To exclude income tax benefits of $4.9 million or $0.10 per diluted share related to the reenactment of the U.S. Federal R&D credit in December 2010. The Company’s effective tax rate is based on current enacted tax laws and as such, prior to the second quarter of fiscal 2011, it did not reflect the R&D tax credit in any months of fiscal 2011 as the R&D credit expired on December 31, 2009. The reenactment of the credit was retroactive to January 1, 2010. Excluding the $4.9 million of income tax benefits, the effective tax rate for the second quarter was 30.7%.